             FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
                                    and
            SECOND AMENDMENT TO CERTIFICATE PURCHASE AGREEMENT
                         (Series 1996-1, Class A)


        This First Amendment to the Receivables Purchase Agreement and Second Amendment to the Certificate Purchase Agreement (Series 1996-1, Class A) (this "Amendment") dated as of January 27, 1997, is made among INTER-CITY PRODUCTS CORPORATION (USA), a Delaware corporation ("ICP" or "Initial Servicer"), INTER-CITY PRODUCTS PARTNER CORPORATION, a Delaware corporation ("ICPPC"), GENERAL HEATING AND COOLING COMPANY, a Delaware corporation ("General"), COASTLINE DISTRIBUTION, INC. a Delaware corporation ("Coastline" and, together with ICP, ICPPC and General, the "Sellers"), INTER-CITY PRODUCTS RECEIVABLES COMPANY, L.P., a Tennessee limited partnership ("Buyer" or "Transferor"), ANAGRAM FUNDING CORP., a Delaware corporation ("Anagram" and, together with its permitted assigns, the "Purchaser(s)"), and ABN AMRO CHICAGO CORPORATION (as successor to The Chicago Corporation), as agent for the Purchaser(s) (in that capacity, together with any successors in that capacity, "Agent").

        REFERENCE IS MADE to (i) the Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of July 25, 1996, among Sellers and Buyer and (ii) the Certificate Purchase Agreement (Series 1996-1, Class A) dated as of July 25, 1996, among Transferor, Initial Servicer, Anagram and Agent (as amended by the First Amendment to the Certificate Purchase Agreement (Series 1996-1, Class A) dated as of December 1, 1996, the "1996-1 Class A Certificate Purchase Agreement").

        WHEREAS, Section 10.1 of the Receivables Purchase Agreement provides that the Receivables Purchase Agreement may be amended by Sellers and Buyer.

        WHEREAS, Section 10.1 of the 1996-1 Class A Certificate Purchase Agreement provides that the 1996-1 Class A Certificate Purchase Agreement may be amended by Transferor, ICP and Initial Servicer if such amendment is consented to in writing by the Required Purchasers (as defined therein).

        WHEREAS, pursuant to (i) the Stock and Asset Purchase Agreement dated as of January 27, 1997 between ICP and A&C Distributors, Inc. (the "Purchase Agreement"), ICP is selling certain branches engaged in the business of selling air conditioning and heating parts and equipment as distributors ("Sold Branches") and ICP is selling its equity interest in Coastline.

        WHEREAS, the parties hereto wish to amend the Receivables
Purchase Agreement and the 1996-1 Class A Certificate Purchase
Agreement.
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        NOW, THEREFORE, it is hereby agreed that, effective as of the opening of business on January 27, 1997:

        1.Attached hereto as Exhibit A is a Bill of Sale dated as of the date hereof between Inter-City Products Corporation (USA) ("ICP") and LaSalle National Bank, as Trustee ("Trustee") of the Inter-City Products Receivables Master Trust (the "Trust") (the "Branch Bill of Sale"), and attached hereto as Exhibit B is a Bill of Sale dated as of the date hereof between Coastline Distribution, Inc. ("Coastline") and Trustee (the "Coastline Bill of Sale"), pursuant to which certain receivables of the Trust shall be sold to ICP and Coastline, respectively.

        (a)Notwithstanding the provisions of the Receivables Purchase Agreement, the Acquired Receivables, as defined in each Bill of Sale, may be purchased by the Buyer thereunder in accordance with the terms of the respective Bill of Sale.

        (b)Coastline shall no longer be a Seller under the Receivables Purchase Agreement and upon payment of the consideration provided in the Coastline Bill of Sale, Coastline shall have no further obligations under the Receivables Purchase Agreement.

        (c)ICP represents and warrants that the Acquired Receivables being purchased by it pursuant to the Branch Bill of Sale are receivables originated by the Sold Branches and such Sold Branches have been sold by ICP pursuant to the Purchase Agreement.

        (d)Coastline represents and warrants that the Acquired
Receivables being purchased by it pursuant to the Coastline Bill of Sale are receivables originated by Coastline and that Coastline has been sold by ICP pursuant to the Purchase Agreement.

        2.Section 4.2(a) of the 1996-1 Class A Certificate Purchase Agreement is hereby amended as follows:

        The reference to "0.65%" is hereby deleted and replaced with "0.80%".

        3.Section 2.3(b)(i)(C) of the 1996-1 Class A Certificate
Purchase Agreement is hereby amended as follows:

        The reference to "0.03%" is hereby deleted and replaced with "0.06%".

        4.The terms of the Receivables Purchase Agreement and the 1996-1 Class A Certificate Purchase Agreement shall continue in full force and effect as amended and modified by this Amendment.

        5.This Amendment may be executed in several counterparts, and all so executed shall constitute one and the same Amendment.

                               *  *  *  *  *
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        IN WITNESS WHEREOF, the parties hereto have caused his
Amendment to be executed on their behalf by their officers duly authorized thereunto, as of the day and year first above written.

                                  INTER-CITY PRODUCTS CORPORATION
                                     (USA)

                                  By:  _________________________
                                  Name:
                                  Title:

                                  INTER-CITY PRODUCTS PARTNER
                                  CORPORATION

                                  By:  _________________________
                                  Name:
                                  Title:

                                  GENERAL HEATING AND COOLING
                                  COMPANY

                                  By:  _________________________
                                  Name:
                                  Title:

                                  COASTLINE DISTRIBUTION, INC.

                                  By:  _________________________
                                  Name:
                                  Title:

                                  INTER-CITY PRODUCTS RECEIVABLES
                                  COMPANY, L.P.

                                  By:  Inter-City Products Partner
                                        Corporation
                                  Its:   General Partner

                                   By:  _________________________
                                   Name:
                                   Title:

                                  ANAGRAM FUNDING CORP.

                                  By:  _________________________
                                  Name:
                                  Title:

                                  ABN AMRO CHICAGO CORPORATION

                                  By:  _________________________
                                  Name:
                                  Title: